Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-230452 on Form S-8 of our report dated April 1, 2020, relating to the consolidated financial statements of Stealth BioTherapeutics Corp appearing in this Annual Report on Form 20-F for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 1, 2020